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                                                                     Exhibit 5.2


                                  PIPER & MARBURY
                                       L.L.P.
                                CHARLES CENTER SOUTH
                              36 SOUTH CHARLES STREET
                           BALTIMORE, MARYLAND 21201-3018
                                    410-539-2530
                                 FAX: 410-539-0489


                                    August 8, 1997

Chateau Communities, Inc.
CP Limited Partnership
6430 South Quebec Street
Englewood, Colorado  80111

                        Registration Statement of Form S-3
                        ----------------------------------

Ladies and Gentlemen:

    We have acted as special Maryland counsel to Chateau Communities, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 (Registration Numbers 333-4544 and 333-4544-01) of the Company and CP Limited Partnership, a Maryland limited partnership (the "Operating Partnership"), filed with the Securities and Exchange Commission (the "Commission") on May 3, 1997, Amendment No. 1 thereto filed with the Commission on May 30, 1997, and Amendment No. 2 thereto to be filed with the Commission on or about August 8, 1997 (together, the "Registration Statement"), including the prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), for offering (a) by the Company from time to time of up to $200,000,000 aggregate initial offering price of: (i) shares of Common Stock, par value $0.01 per share (the "Common Stock"); (ii) warrants to purchase the Common Stock (the "Warrants"); and (iii) shares or fractional shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), including the Preferred Stock that is convertible into the Common Stock (the "Convertible Preferred Stock"), which Preferred Stock may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts"); and (b) by the Operating Partnership from time to time of up to $100,000,000 aggregate initial offering price of non-convertible debt securities (the "Debt Securities"), which may be guaranteed by unconditional and irrevocable guarantees thereof by the Company (the "Guarantees"). The Common Stock, the Warrants, the Preferred Stock, the Depositary Shares, the Debt Securities, and the Guarantees are collectively referred to as the "Securities." The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on

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                                                                 Piper & Marbury
                                                                     L.L.P.

Chateau Communities, Inc.
August 8, 1997
Page 2

terms to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

    In our capacity as special Maryland counsel, we have reviewed the following:


         (a)  The Registration Statement;

         (b) The Charter, certified by the Department of Assessments and Taxation of the State of Maryland (the "Department"), and By-Laws, as amended and restated and in effect on the date hereof, of the Company;

         (c) The Charter, certified by the Department, and By-Laws, as amended and restated and in effect on the date hereof, of ROC Communities, Inc., a Maryland corporation and a wholly owned subsidiary of the Company (the "Subsidiary Company");

         (d) The Amended and Restated Agreement of Limited Partnership, as amended and restated and in effect on the date hereof (the "Partnership Agreement"), and the related Certificate of Limited Partnership, certified by the Department, of the Operating Partnership;

         (e) The Preliminary Prospectus dated August 8, 1997 (the "Preliminary Prospectus") relating to the issuance of the Securities, which forms part of the Registration Statement;

         (f) Short-form good standing certificates for the Company, the Subsidiary Company, and the Operating Partnership, dated August 8, 1997, issued by the Department;

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                                                                 Piper & Marbury
                                                                     L.L.P.

Chateau Communities, Inc.
August 8, 1997
Page 3

         (g)  An Officer's Certificate (the "Certificate") of the
    Company and the Subsidiary Company, dated the date hereof, as to certain factual matters; and

         (h) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

    In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

We further assume that:

         (a) The issuance, sale, amount, and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors of the Company (each, a "Board Action") in accordance with the Company's Charter and By-Laws and applicable Maryland law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

         (b) Prior to the issuance of any shares of the Common Stock or the Preferred Stock or of any of the Warrants, there will exist, under the Charter of the Company, the requisite number of authorized but unissued shares of the Common Stock or the Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), as the case may be, and that all actions necessary to the creation and designation of any such Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), whether by Charter

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                                                                 Piper & Marbury
                                                                     L.L.P.

Chateau Communities, Inc.
August 8, 1997
Page 4

    amendment or by classification or reclassification of existing capital stock and the filing of Articles Supplementary, will have been taken.

         (c) Appropriate certificates representing shares of the Common Stock or the Preferred Stock will be executed and delivered upon issuance and sale of any shares of the Common Stock or the Preferred Stock, as the case may be, and will comply with the Company's Charter and By-Laws and all applicable requirements of Maryland law.

         (d) Any Warrants will be issued under a valid and legally binding warrant agreement (a "Warrant Agreement") that conforms to the description thereof set forth in the Prospectus Supplement, and will comply with the Company's Charter and By-Laws and all applicable requirements of Maryland law.

         (e) Any Depositary Shares will be issued under a valid and legally binding deposit agreement (each, a "Deposit Agreement") that conforms to the description thereof set forth in the Prospectus Supplement, and will comply with the Company's Charter and By-Laws and all applicable requirements of Maryland law.

         (f) The issuance, sale, amount, and terms of the Debt Securities to be offered from time to time by the Operating Partnership will be authorized and determined by proper action of the Board of Directors of the Company and the Subsidiary Company, the general partners of the Operating Partnership, (each, a "Partnership Action") in accordance with the Partnership Agreement, the Charter and By-Laws of both the Company and the Subsidiary Company, and applicable Maryland law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Operating Partnership, the Company, or the Subsidiary Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Operating Partnership, the Company, and the Subsidiary Company.

         (g) Any Debt Securities will be issued under a valid and legally binding indenture (an "Indenture") that conforms to the description thereof set forth in the Prospectus Supplement and will comply with the Partnership Agreement and applicable Maryland law.

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                                                                 Piper & Marbury
                                                                     L.L.P.

Chateau Communities, Inc.
August 8, 1997
Page 5


         (h) Appropriate debentures, notes, and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture, will be delivered upon the issuance and sale of the Debt Securities, and will comply with the Indenture, the Partnership Agreement, and applicable Maryland law.

         (i) Any Guarantees will be evidenced by a valid and legally binding agreement or other instrument (each, a "Guaranty Agreement") that conforms to the description thereof set forth in the Prospectus Supplement, will be executed and delivered upon the issuance and sale of the Guarantees and the related Debt Securities, and will comply with the Indenture, the Charter and By-Laws of the Company, and applicable Maryland law.

         (k) The underwriting agreements for offerings of the Common Stock, the Warrants, the Preferred Stock, the Debt Securities, and the Guarantees (each, an "Underwriting Agreement," and collectively, the "Underwriting Agreements") will be valid and legally binding contracts that conform to the description thereof set forth in the applicable Prospectus Supplement.

         (l) To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such Warrant Agreement as warrant agent (the "Warrant Agent") will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will have been duly authorized, executed, and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; the Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

         (m) To the extent that the obligations of the Company under any Deposit Agreement may be dependent upon such matters, the financial institution to be identified in such Deposit Agreement as depositary (the "Depositary") will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Depositary will be duly qualified to engage in the activities contemplated by such Deposit Agreement; such Deposit Agreement will

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                                                                 Piper & Marbury
                                                                     L.L.P.

Chateau Communities, Inc.
August 8, 1997
Page 6


    have been duly authorized, executed, and delivered by the Depositary and will constitute the legally valid and binding obligation of the Depositary enforceable against the Depositary in accordance with its terms; the Depositary will be in compliance, generally, with respect to acting as Depositary under such Deposit Agreement, with all applicable laws and regulations; and the Depositary will have the requisite organizational and legal power and authority to perform its obligations under such Deposit Agreement.

         (n) To the extent that the obligations of the Operating Partnership under any Debt Securities or related Indenture or of the Company under any Guaranty Agreement may be dependent upon such matters, the financial institution to be identified in such Indenture as Trustee (the "Trustee") will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Trustee will be duly qualified to engage in the activities contemplated by such Indenture; such Indenture will have been duly authorized, executed, and delivered by the Trustee and will constitute the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; the Trustee will be in compliance, generally, with respect to acting as Trustee under such Indenture, with all applicable laws and regulations; and the Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture.

          (o)  The Board of Directors of the Company has approved resolutions
    (i) relating to the Company's authorization of the filing of the Registration Statement and (ii) on behalf of the Operating Partnership as a general partner thereof, relating to its authorization of the filing of the Registration Statement and the form of the Indenture.

          (p) The Board of Directors of the Subsidiary Company has approved resolutions, on behalf of the Operating Partnership as a general partner thereof, relating to its authorization of the filing of the Registration Statement and the form of the Indenture.



    Based upon and subject to the foregoing, we are of the opinion and advise you that, as of the date hereof:

         1. Upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of certificates for shares of such Common Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of such Common Stock pursuant to the exercise of one or more Warrants, the shares of Common Stock represented by such certificates will be duly authorized, validly issued, fully paid, and non-assessable.

         2. When the Warrants have been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and By-Laws, and applicable Maryland law, and, upon execution, issuance, and delivery of the Warrant Agreements against payment therefor in accordance with

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                                                                 Piper & Marbury
                                                                     L.L.P.

Chateau Communities, Inc.
August 8, 1997
Page 7


    the terms and provisions of such Board Action, the Warrant Agreement, the Registration Statement (as declared effective under the Act), the Prospectus, or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, the Warrant Agreements will constitute valid and legally binding obligations of the Company.

         3. When a series of the Preferred Stock (and securities of any class into which any Preferred Stock may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and By-Laws, and applicable Maryland law, and, upon issuance and delivery of certificates for shares of such series of the Preferred Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, the shares of the Preferred Stock represented by such certificates will be duly authorized, validly issued, fully paid, and non-assessable.

         4. When the Registration Statement has become effective under the Act and when the Depositary Shares have been duly authorized and established in accordance with the applicable Board Action, and the Depositary Receipts in the form contemplated and authorized by a Deposit Agreement have been duly executed and delivered by the Depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by such Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement, and, if applicable, an underwriting agreement relating to the issuance of such Depositary Shares, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement.

         5. When a series of the Debt Securities has been duly authorized and established in accordance with the applicable Partnership Action, the terms of the Indenture, the Partnership Agreement, and applicable Maryland law, and, upon execution, issuance, and delivery of debentures, notes, and/or other evidences of indebtedness for such series of the Debt Securities against payment therefor in accordance with the terms and provisions of such Partnership Action, the Indenture, the Registration Statement (as declared effective under the Act), the Prospectus, or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, the Debt Securities will constitute valid and legally binding obligations of the Operating Partnership.

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                                                                 Piper & Marbury
                                                                     L.L.P.

Chateau Communities, Inc.
August 8, 1997
Page 8


         6. When a series of the Debt Securities has been duly authorized and established in accordance with the applicable Partnership Action, the terms of the Indenture, the Partnership Agreement, and applicable Maryland law, when the related Guarantees has been duly authorized and established in accordance with the applicable Board Action, the terms of the Indenture, the Company's Charter and By-Laws, and applicable Maryland law and, upon execution, issuance, and delivery of the Guaranty Agreements against payment therefor in accordance with the terms and provisions of such Board Action, the Indenture, the Registration Statement (as declared effective under the Act), the Prospectus, or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, the Guarantees will constitute valid and legally binding obligations of the Company.

    The opinion stated herein relating to the validity and binding nature of obligations of the Company or the Operating Partnership is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

    The opinion expressed above is limited to the laws of the State of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. To the extent that any documents referred to herein are governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the law of Maryland.

    We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. We further consent to the reliance on this opinion by Rogers & Wells in rendering their opinion to the Company and the Operating Partnership in connection with the filing of the Registration Statement. The opinion expressed above is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.


                                       Very truly yours,


                                       /s/ Piper & Marbury